JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 20th day of June 2008, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A.B. de C.V., Grupo Financiero Inbursa, S.A.B. de C.V., Banco Inbursa S.A., Institucional de Banca Multiple, Grupo Financiero Inbursa, Division Fiduciaria, as Trustee of Trust No. F/0008 and Trust No. F/0395, Fundacion Telmex, A.C. and Fundación Carso, A.C.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Telmex Internacional, S.A.B, de C.V., a sociedad anonima bursátil de capital variable organized under the laws of the United Mexican States, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Carlos Slim Helú
__________________________
Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
__________________________	Eduardo Valdés Acra Attorney-in-Fact June 20, 2008
Marco Antonio Slim Domit
__________________________
Patrick Slim Domit
__________________________
María Soumaya Slim Domit
__________________________
Vanessa Paola Slim Domit
__________________________
Johanna Monique Slim Domit
__________________________
CARSO GLOBAL TELECOM, S.A.B. DE C.V.
__________________________
By: Armando Ibañez Vazquez
Title: Attorney-in-Fact

GRUPO FINANCIERO INBURSA, S.A.B. DE C.V.
__________________________
By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0008
__________________________
By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0395
__________________________
By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact

FUNDACIÓN TELMEX, A.C.
__________________________
By: Adolfo Cerezo
Title: Attorney-in-Fact

FUNDACIÓN CARSO, A.C.
__________________________
By: Armando Ibañez Vazquez
Title: Attorney-in-Fact

2